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                                                                      Exhibit 22
                           Subsidiaries of Registrant

     Registrant or its subsidiaries have an interest in 24 partnerships and 5 joint ventures as follows: a 50% partnership interest in 18 partnerships; a 40% partnership interest in two partnerships; a 60% partnership interest in one partnership, a 65% partnership interest in one partnership, a 75% partnership interest in two partnerships and a 87.5% partnership interest in one other partnership. In addition, Registrant has a 50% interest in 3 joint ventures and a 25% interest in 2 joint ventures.

     Registrant accounts for its investments in partnerships and joint ventures which it does not "control" using the equity method of accounting. These investments, which represent 25% to 87.5% ownership interests, are recorded at Registrant's cost adjusted for Registrant's net equity in the income and cash contributions and distributions.


                                                                                                   Percentage
Names of Partnership                                             State of Organization                Owned
- --------------------                                             ---------------------             ----------
Bailey Associates                                                         PA                           50%
Big Oak Associates                                                        PA                           50
Cambridge Apartments                                                      PA                           50
Chippewa Associates                                                       PA                           50
Countrywood Apartments Limited Partnership                                FL                           50
Eagles Nest Associates                                                    FL                           50
East Lampeter Associates                                                  PA                           50
Elizabethtown Associates                                                  PA                           50
Forestville Plaza Shopping Center Associates                              MD                           75
Fox Run Apartments                                                        PA                           50
Fox Run Del Associates                                                    DE                           50
Gateway Mall Associates                                                   FL                           60
Laurel Mall Associates                                                    PA                           40
Lehigh Valley Associates                                                  PA                           50
New Regency Hilltop Associates                                            VA                           65
Palmer Park Mall Venture                                                  PA                           50
Rancocas Limited Partnership                                              NJ                           75
Regency Associates                                                        NE                           50
Rio Grande Venture                                                        PA                           50
Turren Associates                                                         FL                           50
Waynesburg Associates                                                     PA                           50
Windsong Apartments Limited Partnership                                   FL                           40
VLRC Associates                                                           FL                           87.5
Will-O-Hill Apartments                                                    PA                           50

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     Registrant owns 100% of twelve corporations which hold partnership interests as follows: two incorporated in Delaware, one which holds a 50% interest, one with a 40% interest; eight incorporated in Florida, four which hold a 50% interest, one a 60% interest and two a 1% interest; one incorporated in Nebraska which holds a 50% interest and one in Virginia which holds a 65% interest.

                                                                                                   Percentage
Names of Partnership                                             State of Organization               Owned
- --------------------                                             ---------------------             ----------
Berdel, Inc.                                                              DE                           100%
Berfla, Inc.                                                              FL                           100
Blanding, Inc.                                                            FL                           100
Burren, Inc.                                                              FL                           100
Larmes, Inc.                                                              DE                           100
PR Countrywood Inc.                                                       FL                           100
PR Shenandoah Inc.                                                        FL                           100
PR VA Regency Inc.                                                        VA                           100
PR Windsong Inc.                                                          FL                           100
RA Inc.                                                                   NE                           100
Stones Inc.                                                               FL                           100
PR Mandarin, Inc.                                                         FL                           100